EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Lilis Energy, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: March 21, 2018

OneEnergy Partners Operating, LLC

By:	/s/ Brandon White
Brandon White
Chief Financial Officer

OneEnergy Partners Management Holdings, LLC

By:	/s/Brandon White
Brandon White
Chief Financial Officer

OneEnergy Partners, LLC

By:	/s/ Brandon White
Brandon White
Chief Financial Officer

Carnelian OneEnergy Holdings, LLC

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

Carnelian Energy Capital, L.P.

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

Carnelian Energy Capital GP, L.P.

By:	/s/ Tomas Ackerman
Tomas Ackerman
Manager

/s/ Tomas Ackerman
Tomas Ackerman

/s/ Daniel Goodman
Daniel Goodman